                                                                    EXHIBIT 3.13


                            ARTICLES OF RESTATEMENT
                                    OF THE
                         ARTICLES OF INCORPORATION OF
                              SHELTER NEWCO, INC.


     SHELTER NEWCO, INC. (hereinafter referred to as the "Corporation"), existing pursuant to the Indiana Business Corporation law and desiring to give notice of corporate action effectuating a restatement of its Articles of Incorporation, sets forth the following facts:

                                   ARTICLE I

                               Restatement of the
                           Articles of Incorporation

     Section 1. The Name of the Corporation following this restatement shall be changed to SHELTER COMPONENTS CORPORATION.

     Section 2. The Corporation's Articles of Incorporation are restated in the form attached hereto.

     Section 3. The effective date of the Restatement shall be October 23, 1987.

                                   ARTICLE II

                          Manner of Adoption and Vote

     SECTION 1. The Restatement was approved and adopted by the Corporation's Board of Directors. The Restatement contains an amendment requiring shareholder approval, and it was submitted to the Corporation's shareholders for their approval. The Restated Articles of Incorporation were approved by the sole shareholder of the Corporation pursuant to a written consent of the sole shareholder dated October 21, 1987, signed by the holder of 100 shares of the Corporation's common stock, representing all of the outstanding shares of the Corporation's stock and all of the shares thereof being entitled to vote in respect of the Restatement.

     Section 2. The manner of the adoption of the Restated Articles of Incorporation and the vote by which they were adopted constitute full legal compliance with the provisions of the

Indiana Business Corporation Law and the Corporation's Articles of Incorporation and By-Laws.


     IN WITNESS WHEREOF, the undersigned officer of SHELTER NEWCO, INC. has executed these Articles of Restatement this 21st day of October, 1987.


                                        /s/ ARTHUR M. BORDEN
                                       ----------------------------------
                                            Arthur M. Borden
                                            Assistant Secretary

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                              SHELTER NEWCO, INC.



          SHELTER NEWCO, INC. (hereinafter referred to as the "Corporation"), having duly elected to be governed by IC 23-1-18 through IC 23-1-54 (except for IC 23-1-18-3, IC 23-1-21 and IC 23-1-53-3) effective July 29, 1987, and desiring to amend and restate its Articles of Incorporation effective October 23, 1987, pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the "Corporation Law"), submits the following Restated Articles of Incorporation:


                                   ARTICLE I

                                     Name

          The name of the Corporation is SHELTER COMPONENTS CORPORATION.


                                   ARTICLE II

                              Purposes and Powers

          Section 2.1.  Purposes of the Corporation. The purposes for which the
          -----------   ---------------------------
Corporation is formed are (a) to engage in the general business of conducting and operating a holding company, and to carry on such activities of every kind or nature as may be allied or incidental to such business, and (b) to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

          Section 2.2.  Powers of the Corporation. The Corporation shall have
          -----------   -------------------------
(a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Restated Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.

                                  ARTICLE III

                               Term of Existence

          The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                          Registered Office and Agent

          The street address of the Corporation's registered office at the time of adoption of these Restated Articles of Incorporation is Circle Tower, Indianapolis, Indiana, 46204 and the name of its Resident Agent at such office at the time of adoption of these Restated Articles of Incorporation is Prentice Hall Corporation System, Inc.


                                   ARTICLE V

                                    Shares

          Section 5.1.  Authorized Classes and Number of Shares. The total
          -----------   ---------------------------------------
number of shares which the Corporation has authority to issue shall be Eleven Million (11,000,000) shares, consisting of Ten Million (10,000,000) common shares (the "Common Shares") and One Million (1,000,000) special shares (the "Special Shares"). The Corporation's shares shall have a par value of $.01 per share.

          Section 5.2.  General Terms of All Shares. The Board of Directors of
          -----------   ---------------------------
the Corporation has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding Special Shares and Common Shares at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable laws and these Restated Articles of Incorporation, as the same may, from time to time, be amended. Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

          The Board of Directors of the Corporation has authority to authorize and direct the issuance by the Corporation of Special Shares and Common Shares at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable laws and these Restated Articles of Incorporation, as the same may, from time to time, be amended; Shares may be disposed of, issued and sold to such persons, firms or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

          The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Special Shares in the provisions of an amendment to these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

          Section 5.3. Voting Rights of Shares.
          -----------  -----------------------

          (a) Common Shares. Except as otherwise provided by the Corporation Law
              -------------
     and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, the Common Shares have unlimited voting rights and each outstanding Common Share shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders' meetings on all matters submitted to a vote of the shareholders of the Corporation.

          (b) Special Shares. Except as required by the Corporation Law or by
              --------------
     the provisions of an amendment to these Restated Articles of Incorporation that may be adopted, from time to time, by the Board of Directors pursuant to Section 5.5 hereof describing the terms of Special Shares or a series thereof, the holders of Special Shares shall have no voting rights or powers. Special Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and; on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of an amendment to these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of Special Shares or a series thereof (which provisions may provide for special, conditional, limited or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

          Section 5.4. Other Terms of Common Shares. The Common Shares shall be
          -----------  ----------------------------
equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding Special Shares issued under Section 5.5 hereof, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Special Shares of the full amount to which they shall be entitled under this Article V, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Special Shares of any and all series, to share, ratably according to the number of shares of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

          Section 5.5. Other Term of Special Shares. The Board of Directors of
          -----------  ----------------------------
the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Special Shares and of each series of Special Shares by the adoption and filing in accordance with the Corporation Law (which adoption and filing will be effective without any shareholder approval or other action), before the issuance of any Special Shares or series of Special Shares, of an amendment or amendments to these Restated Articles of Incorporation as the same may, from time to time, be amended, determining the terms of such Special Shares or series of Special Shares. All Special Shares of the same series shall be identical with each other in all respects.

                                  ARTICLE VI

                                   Directors

          Section 6.1. Number. The number of Directors comprising the Board of
          -----------  ------
Directors at the time of adoption of these Restated Articles of Incorporation is nine (9), and the number of Directors shall be fixed by the By-Laws and may be changed from time to time by amendment to the By-Laws, but which number shall in no event be greater than twelve (12). The By-Laws may provide for staggering the Directors' terms in the manner and to the full extent permitted by the Corporation Law.

          Section 6.2. Qualifications and Nominations. Directors need not be
          -----------  ------------------------------
shareholders of the Corporation or residents of this or any other state in the United States. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Except as may be otherwise provided in an amendment to these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section
5.5 hereof describing the terms of the series of Special Shares, nominations for the election of Directors other than by the Board of Directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than ninety (90) days prior to the first anniversary of the date of the last meeting of shareholders of the Corporation called for the election of Directors.

          Each notice shall set forth (i) the name, age and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (iv) the principal occupation or employment of each such nominee; (v) a description of all arrangements or understandings between the shareholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding each such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors of the Corporation; and (vii) the consent of each such nominee to serve as a Director of the Corporation if so elected.

          The Chairman of any meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 6.3.  Vacancies. Vacancies occurring in the Board of Directors
          -----------   ---------
shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

          Section 6.4. Liability of Directors. A Director's responsibility to
          -----------  ----------------------
the Corporation shall be limited to discharging his or her duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

          In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One (1) or more officers or employees of the Corporation whom the Director reasonably be-believes to be reliable and competent in the matters presented;

          (b) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

          (c) A committee of the Board of which the Director is not a member if the Director reasonably believes the committee merits confidence;

but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted. A Director may, in considering the best interests of the Corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors the Director considers pertinent.

          A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

          Section 6.5. Removal of Directors. Any one or more of the members of
          -----------  --------------------
the Board of Directors may be removed only for good cause at a meeting of the Board of Directors for which notice of the purpose of the meeting has been given, by a vote of at least a majority of all persons then serving as Directors. In addition, any one or more of the members of the Board of Directors may be removed only for good cause at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of all the votes then entitled to be cast at an election of Directors. No Director may be removed except as provided in this Section 6.5. Notwithstanding any provision in these Restated Articles of Incorporation to the contrary, the provisions set forth in this Section 6.5 may not be amended, altered, changed or repealed, nor may any provision inconsistent with this
Section 6.5 be added to these Restated Articles of Incorporation or to the By-Laws of the Corporation, as from time to time in effect, except upon the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of all outstanding shares of the voting stock of the Corporation voted as a single class.

          Section 6.6.  Election of Directors by Holders of Special Shares.
          -----------   --------------------------------------------------
The holders of one (1) or more series of Special Shares may be entitled to elect all or a specified number of Directors, but only to the extent and subject to such limitations as may be set forth in the provisions of an amendment to these Restated Articles of Incorporation adopted by the Board of Directors pursuant to
Section 5.5 hereof describing the terms of the series of Special Shares.


                                  ARTICLE VII

                     Provisions for Regulation of Business
                     And Conduct of Affairs of Corporation

          Section 7.1. By-Laws. The Board of Directors shall have the exclusive
          -----------  -------
power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. Provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Restated Articles of Incorporation may be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at such time.

          Section  7.2. Interest of Directors. (a) A conflict of interest
          ------------  ---------------------
transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

          (1) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

          (2) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

          (3) The transaction was fair to the Corporation.

     (b) For purposes of this Section 7.2, a Director of the Corporation has an indirect interest in a transaction if:

          (1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

          (2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

     (c) For purposes of Section 7.2(a)(l), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 7.2. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.2(a)(l), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

     (d) For purposes of Section 7.2(a)(2), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.2(b), may be counted in such a vote of shareholders.

     (e) This Section 7.2 shall not be construed to require authorization, approval, or ratification by the shareholders of any conflict of interest transaction, or to invalidate any such transaction, that would otherwise be valid under the common and statutory law applicable thereto.

          Section 7.3.  Indemnification of Officers, Directors and Other
          -----------   ------------------------------------------------
Eligible Persons.
----------------

     (a) To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (i) if such Eligible Person is Wholly Successful with respect to the Claim, or (ii) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.3(f) or 7.3(g), to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo
                                                                      ----
contendere, or its equivalent, shall not create a presumption that an Eligible
----------
Person did not meet the standards of conduct set forth in clause (ii) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he or she was acting in conformity with the requirements of such Act or he or she reasonably believed his or her actions to be in the interests of the participants in or beneficiaries of the plan.

     (b) The term "Claim" as used in this Section 7.3 shall include every pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

          (i) by reason of his or her being or having been an Eligible Person, or

          (ii) by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.

     (c) The term "Eligible Person" as used in this Section 7.3 shall mean every person (and the estate, heirs and personal representatives of such person) who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

     (d) The terms "Liability" and "Expense" as used in this Section 7.3 shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person.

     (e) The term "Wholly Successful" as used in this Section 7.3 shall mean (i) termination of any Claim against the Eligible Person in question without any finding of liability or guilt against him or her, (ii) approval by a court or agency, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (iii) the expiration of a reasonable period of time after the threatened making of any Claim without commencement of an action, suit or proceeding and without any payment or promise made to induce a settlement.

     (f) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (i) if special independent legal counsel, which may be regular counsel of the Corporation or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the "Referee"), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.3(a)(ii), and (ii) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the

Eligible Person's Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he or she relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions or other evidence in any way relevant to the Referee's finding that are within the possession or control of the Corporation.

     (g) If an Eligible Person claiming indemnification pursuant to Section 7.3(f) is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.3(f) within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.3(f) within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.3(a)(ii). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

     (h) The rights of indemnification provided in this Section 7.3 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Section 7.3, the Board of Directors may, at any time and from time to time, (i) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (ii) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

     (i) Expenses incurred by an Eligible Person with respect to any Claim, may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he or she is determined to be entitled to indemnification.


     (j) The provisions of this Section 7.3 shall be deemed to be a, contract between the corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment or modification of this Section 7.3 that occurs subsequent to such person becoming an Eligible Person.

     (k) The provisions of this Section 7.3 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.


                                 ARTICLE VIII

                           Miscellaneous Provisions

         Section 8.1. Amendment  or  Repeal. Except as otherwise expressly
         -----------  ---------------------
provided for in these Restated Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

          Section 8.2. Redemption of Shares Acquired in Control Share
          -----------  ----------------------------------------------
Acquisitions. If and whenever the provisions of IC 23-1-42 apply to the
------------
Corporation, it is authorized to redeem its securities pursuant to IC 23-1-42-
10.

          Section 8.3.  Headings. The headings of the Articles and Sections of
          -----------   --------
these Restated Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

          IN WITNESS WHEREOF, the undersigned officer of Shelter Newco, Inc. has executed these Restated Articles of Incorporation this 21st day of October, 1987.


                                       /s/ ARTHUR R. BORDEN
                                       --------------------------------------
                                           Arthur M. Borden,
                                           Assistant Secretary

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